UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2021

Atlas Air Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AAWW	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) & (b) On May 25, 2021, the Company held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). The final results of the shareholder vote on the three proposals brought before the Annual Meeting were as follows:

(1)	All nominees for Director were elected to serve until the 2022 Annual Meeting of Shareholders or until their successors are elected and qualified. The following table sets forth the voting results with respect to each nominee:

				Broker
Nominee	Votes For	Votes Against	Abstentions	Non-Votes
Timothy J. Bernlohr	21,835,273	1,974,442	3,952	2,018,148
Charles F. Bolden, Jr.	23,691,786	117,819	4,062	2,018,148
John W. Dietrich	23,777,883	28,845	6,939	2,018,148
Beverly K. Goulet	23,782,562	24,766	6,339	2,018,148
Bobby J. Griffin	18,842,166	4,967,430	4,071	2,018,148
Carol B. Hallett	23,450,618	359,569	3,480	2,018,148
Duncan J. McNabb	21,677,800	2,131,711	4,156	2,018,148
Sheila A. Stamps	23,608,930	201,710	3,027	2,018,148
John K. Wulff	23,668,211	141,237	4,219	2,018,148
Carol J. Zierhoffer	23,785,718	24,603	3,346	2,018,148

(2) The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified with the following votes:

Votes For	Votes Against	Abstentions
25,083,192	744,201	4,442

(3) In a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement prepared in connection with the Annual Meeting, the Company’s shareholders voted as follows:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
23,039,425	733,266	40,976	2,018,148

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

May 28, 2021	By:	/s/ Adam R. Kokas
Name: Adam R. Kokas
Title: Executive Vice President, General Counsel and Secretary